EXHIBIT 32

JOINT CEO/CFO CERTIFICATE REQUIRED

UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, the Chief Executive Officer and the Senior Vice President and Chief Financial Officer of Fortune Brands Home & Security, Inc. (the “Company”), hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that the Annual Report of the Company on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Dated:    February 26, 2020

/s/ Nicholas I. Fink
Nicholas I. Fink
Chief Executive Officer

/s/ Patrick D. Hallinan
Patrick D. Hallinan
Senior Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Fortune Brands Home & Security, Inc. and will be retained by Fortune Brands Home & Security, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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